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                                                                     EXHIBIT 4.6


        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                           REPEATER TECHNOLOGIES, INC.

                       FORM OF WARRANT FOR THE PURCHASE OF
                       SHARES OF SERIES EE PREFERRED STOCK

No. WEE-<<WarrantNumber>>                                       __________, 2000

        FOR VALUE RECEIVED, REPEATER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), with its principal office at 1150 Morse Avenue, Sunnyvale, CA 94089-1605, hereby certifies that <<NAME>> or its assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time prior to the Expiration Date (as defined in Section 11 below), the number of fully paid and nonassessable shares of Series EE Preferred Stock of the Company equal to twenty percent (20%) of
<<AmountSpelledOut>>Dollars ($<<Amount>>.00) divided by the Conversion Price, at an exercise price per share equal to eight dollars ($8.00) (the "Exercise Price"). The initial "Conversion Price" per share shall be $8.00, or, if the Company has consummated a Qualified Public Offering (as defined in the Company's Certificate of Incorporation, as may be amended from time to time), the lesser of $8.00 or the initial "Price to Public" specified in the final prospectus related thereto. The term "Series EE Preferred" shall mean the aforementioned Series EE Preferred Stock of the Company or any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

        The number of shares of Series EE Preferred to be received upon the exercise of this Warrant and the price to be paid for a share of Series EE Preferred are subject to adjustment from time to time as hereinafter set forth. The shares of Series EE Preferred deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

SECTION 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be


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exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

        SECTION 2. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Series EE Preferred computed using the following formula:

                                  X = Y (A - B)
                                      --------
                                         A

                Where X = the number of shares of Series EE Preferred to be issued to the Holder

                        Y = the number of shares of Series EE Preferred purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares purchased under the Warrant being canceled (at the date of such calculation)

                        A = the fair market value of one share of the Series EE Preferred (at the date of such calculation)

                        B = Exercise Price (as adjusted to the date of such calculation)

                        For purposes of the above calculation, the fair market value of one share of Series EE Preferred shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event that the warrant is exercised concurrent with an initial public offering of the Company's Common Stock in which the Series EE Preferred is converted to Common Stock, then the price to the public of the Common Stock in such offering shall be used to determine the fair market value and, provided further, that in the event that this warrant becomes exercisable for Common Stock and the Company's Common Stock is publicly traded, the closing price of the Company's stock in the principal market or exchange on which is it traded on the date of exercise (or if not traded on such date, the most recent date on which it was traded) shall be used to determine the fair market value.

        SECTION 3. ISSUANCE OF NEW WARRANT. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be


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delivered to the holder hereof as soon as practicable and, unless this
Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within a reasonable time. Such exercise shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Warrant.

        SECTION 4. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant (i) all shares of Series EE Preferred Stock issuable upon exercise of this Warrant and (ii) all shares of Common Stock issuable upon the conversion of such shares of Series EE Preferred Stock. All shares of such Series EE Preferred Stock shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

        SECTION 5. FRACTIONAL INTEREST. The Company will not issue a fractional share of Series EE Preferred upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

        SECTION 6. ASSIGNMENT OR LOSS OF WARRANT.

               (a) Except as provided in Section 10, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 10, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holders entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

               (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        SECTION 7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.


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        SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Series EE Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Series EE Preferred. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this subsection (a) shall similarly apply to successive reclassification or changes.

               (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Series EE Preferred, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

               (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Series EE Preferred Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Series EE Preferred Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Series EE Preferred Stock outstanding immediately after such dividend or distribution and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

               (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.


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               (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

        SECTION 9. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 8, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company.

        SECTION 10. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 10 shall be binding upon all subsequent Holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. In addition in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:


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               (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

               (b) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

               (c) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register and qualify this Warrant.

               (d) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

               (e) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exits, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 even if the two year minimum holding period had been satisfied.

               (f) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission (the "SEC") has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

        SECTION 11. EXPIRATION DATE. This Warrant shall expire and shall be wholly void and have no effect after 5:00 p.m. on the fifth anniversary of the date hereof.


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        SECTION 12. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.
Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Series EE Preferred, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

        SECTION 13. MARKET STANDOFF. The holder of this Warrant, by acceptance hereof, agrees that such holder will not, without the prior written consent of the lead underwriter of the initial public offering of the Common Stock of the Company pursuant to a registration statement filed under the Act (the "Offering"), directly or indirectly offer to sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Warrant Shares for a period of 180 days following the day on which the registration statement filed on behalf of the Company in connection with the Offering shall become effective by order of the SEC.

        SECTION 14. GOVERNING LAW. This Warrant is delivered in the State of California and shall be construed in accordance with and governed by the laws of that State.

        SECTION 15. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

        SECTION 16. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

        SECTION 17. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

        SECTION 18. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and undertakings of the parties.


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        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of _________________, 2000.

                                    REPEATER TECHNOLOGIES, INC.

                                    By:
                                           Ken Kenitzer,
                                           President and Chief Executive Officer


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                                  PURCHASE FORM

                                               Dated ___________, ____

        The undersigned hereby irrevocably elects to exercise Warrant WEE-_____ (the "Warrant") to purchase _______ shares of Series EE Preferred Stock of REPEATER TECHNOLOGIES, INC. and hereby makes payment of ___________________ in payment of the exercise price thereof.

                                       or

        The undersigned hereby elects to convert ____ percent (__%) of the value of the Warrant pursuant to the provisions of Section 2 of the Warrant.

                                                   Signature
                                                             -------------------


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                                 ASSIGNMENT FORM

                                                Dated _________, ____

        FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto __________________________________________________
(the "Assignee"), (please type or print in block letters)


--------------------------------------------------------------------------------
                                (insert address)

its right to purchase up to ____ shares of Series EE Preferred Stock of REPEATER TECHNOLOGIES, INC. represented by this Warrant and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

                                                   Signature____________________


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